Chewy Announces Second Quarter 2022 Financial Results

PLANTATION, Fla., August 30, 2022 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the second quarter of fiscal year 2022 ended July 31, 2022, and posted a letter to its shareholders on its investor relations website at https://investor.chewy.com.

Fiscal Q2 2022 Highlights:

•Net sales of $2.43 billion improved 12.8 percent year over year
•Gross margin of 28.1 percent expanded 60 basis points year over year
•Net income of $22.3 million, including share-based compensation expense of $39.7 million
•Net margin of 0.9 percent expanded 170 basis points year over year
•Adjusted EBITDA(1) of $83.1 million, an increase of $59.8 million year over year
•Adjusted EBITDA margin(1) of 3.4 percent expanded 230 basis points year over year

“We are proud of our second quarter 2022 performance, delivering double-digit topline growth and margin expansion amidst a dynamic macro environment,” said Sumit Singh, Chief Executive Officer of Chewy. “Our superior customer value proposition, which includes our strength in resilient demand categories such as food and healthcare, and the recurring nature of our Autoship business enabled us to continue taking market share and extend our leadership position in the recession-resistant pet category.”

Management will host a conference call and webcast to discuss Chewy's financial results today at 5:00 pm ET.

Chewy Fiscal Second Quarter 2022 Financial Results Conference Call
When: Tuesday, August 30, 2022
Time: 5:00 pm ET
Conference ID: 768411
Live Call: 1-844-200-6205 (US Toll-Free), 1-646-904-5544 (US Local), or +1-929-526-1599 (International)
Replay: 1-866-813-9403 (US Toll-Free) or 1-929-458-6194 (US Local)
Replay Access Code: 501079
(The replay will be available approximately two hours after the completion of the live call until 11:59 pm ET on September 6, 2022)
Webcast: https://investor.chewy.com

(1)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies, and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We continually develop innovative ways for our customers to engage with us, and partner with more than 3,000 of the best and most trusted brands in the pet industry offering more than 100,000 products, to bring a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to successfully manage risks related to coronavirus (“COVID-19”), including any adverse impacts on our supply chain, workforce, facilities, customer services, and operations; sustain our recent growth rates and manage our growth effectively; acquire and retain new customers in a cost-effective manner and increase our net sales per active customer; accurately predict economic conditions and their impact on consumer spending patterns, particularly in the pet products market, and accurately forecast net sales and appropriately plan our expenses in the future; introduce new products or services, improve existing products and services, and expand into new offerings; successfully compete in the pet products and services retail industry, especially in the e-commerce sector; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers, including risks from the spread of COVID-19 relating to our plans to expand capacity and develop new facilities; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; maintain and scale our technology, including the reliability of our website, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; successfully manufacture and sell our own private brand products; maintain consumer confidence in the safety and quality of our vendor-supplied and private brand food products and hardgood products; preserve, grow, and leverage the value of our reputation and our brand; comply with existing or future laws and regulations in a cost-efficient manner; attract, develop, motivate and retain well-qualified employees; and adequately protect our intellectual property rights and successfully defend ourselves against any intellectual property infringement claims or other allegations or claims that we may be subject to.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

We have included adjusted EBITDA and adjusted EBITDA margin in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share-based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income (loss), net margin, and our other GAAP results.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated.

($ in thousands, except percentages)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income (Loss) to Adjusted EBITDA	July 31, 2022	August 1, 2021	July 31, 2022	August 1, 2021
Net income (loss)	$22,345	$(16,686)	$40,817	$22,033
Add:
Depreciation and amortization	20,338	12,691	37,678	24,117
Share-based compensation expense and related taxes	39,739	25,589	66,933	50,361
Interest (income) expense, net	(690)	500	(346)	902
Transaction related costs	237	140	1,395	971
Other	1,086	1,038	(2,906)	2,242
Adjusted EBITDA	$83,055	$23,272	$143,571	$100,626
Net sales	$2,431,011	$2,155,036	$4,859,338	$4,290,214
Net margin	0.9%	(0.8)%	0.8%	0.5%
Adjusted EBITDA margin	3.4%	1.1%	3.0%	2.3%

We define net margin as net income (loss) divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Investor Contact:
Robert A. LaFleur
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com